FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

           THIS FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of April 9, 2008, by and among Earth Biofuels, Inc., a Delaware corporation (the “Company”), and Black Forest International, LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, on or about March 28, 2008, the Parties executed (i) the Series A Preferred Stock, Restricted Stock and Warrant Purchase Agreement in substantially the form annexed hereto as Exhibit A, (the “Original Purchase Agreement”), (ii) the Common Stock Purchase Warrant in substantially the form annexed hereto as Exhibit B (the “Original Warrant”), (iii) the Guaranty in substantially the form annexed hereto as Exhibit C (the “Original Guaranty”), (iv) the Escrow Agreement in substantially the form annexed hereto as Exhibit D (the “Original Escrow Agreement”) and (v) the Form of Confession of Judgment Financial Instrument in substantially the form annexed hereto as Exhibit E (the “Original Confession of Judgment”)(Collectively the Original Purchase Agreement, Original Guaranty Agreement, Original Escrow Agreement and the Original Confession of Judgment shall be referred to hereinafter as the “Original Transaction Documents”);

WHEREAS, on or about March 28, 2008, in connection with the Original Purchase Agreement, the Subscriber delivered to the Company via wire transfer, and the Company hereby confirms receipt of, $100,000;

WHEREAS, the Parties wish to amend and restate the Original Transaction Documents as further described herein;

           WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase (i) 535,000 shares of Series A Preferred Stock, par value $.001 per share of the Company, (the “Preferred Stock”), at a purchase price of $1.00 per share, pursuant to a Certificate of Designation to be approved by the Company and filed with the Secretary of State of Delaware designating the rights and privileges of the Preferred Stock, substantially in the form annexed hereto as Exhibit F (the “Certificate”), (ii) 5,000,000 restricted shares (the “Restricted Shares”) of common stock, par value $0.001 of the Company (the “Common Stock”) in substantially the form as annexed hereto as Exhibit G (iii) the Original Warrant to purchase shares of Common Stock at an exercise price of $.0375 per share, subject to adjustment, in substantially the form as annexed hereto as Exhibit H (referred to hereinafter as the “Series A-1 Warrants”), and (iv) the Series A-2 Warrants to purchase Common Stock at an exercise price of $.025 per share, subject to adjustment, in substantially the form as annexed hereto as Exhibit I (the “Series A-2 Warrants”)(Collectively the Series A-1 Warrants and A-2 Warrants may be referred to hereinafter as the “Warrants” and the shares issuable upon exercise of the Warrants are referred to as the “Warrant Shares”).  The Preferred Stock, Additional Shares (as hereinafter defined) and the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, simultaneously with the Closing the Company is delivering a Registration Rights Agreement substantially in the form annexed hereto as Exhibit J (the “Registration Rights Agreement”),  a First Amended and Restated Escrow Agreement substantially in the form annexed hereto as Exhibit K (the “Escrow Agreement”), and the Company’s principal officer, Dennis G. McLaughlin, II, Apollo Resources International, Inc. and MAC Partners, LP (collectively the “Guarantors”) are delivering the First Amended and Restated Guaranty (the “Guaranty”) in the form annexed hereto as Exhibit L (the “Guaranty”) and the Company and the Guarantors are delivering the First Amended and Restated Confession of Judgment in the form annexed hereto as Exhibit M (the “Confession of Judgment”)(Collectively this Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Guaranty and the Confession of Judgment shall be collectively referred to hereinafter as the “Restated Transaction Documents”);

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) as promulgated under the Securities Act of 1933, as amended (the “1933 Act”); and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.           Restatement of Original Transaction Document Terms.   Every term, condition, recital, preamble, paragraph, section, subsection, article and executory page of the Original Transaction Documents shall be amended and restated through the execution and issuance of the Restated Transaction Documents. As such, upon issuance of the Restated Transaction Documents, the Parties rights and obligations under the Original Transaction Documents shall be deemed to be fully amended and restated and the terms, conditions, rights and obligations under the Restated Transaction Documents shall be hereinafter binding upon the Parties.

2.           Purchase and Sale of Preferred Stock.

2.1.           Sale and Issuance of Preferred Stock.

(a) In accordance with the terms herein, the Company shall adopt and file with the Secretary of State of the State of Delaware the Certificate in the form of Exhibit F attached to this Agreement.

(b)           Subject to the terms and conditions of this Agreement, Subscriber agrees to purchase at the Closing and the Company agrees to sell and issue to the Subscriber at the Closing units consisting of 535,000 shares of Preferred Stock, the Warrants and the Restricted Shares, at a purchase price of $1.00 per share of Preferred Stock (the “Purchase Price”) for an aggregate purchase price of $535,000. Upon Closing, the Company shall deliver to the Subscriber, among other closing documents described herein, a certificate representing the Preferred Stock , Restricted Shares and the Warrants being purchased by the Subscriber at the Closing against payment of the Purchase Price, less the Original Issue Discount (as defined below), to the Company by wire transfer to a bank account designated by the Company. The Company hereby acknowledges the prior receipt of $100,000 delivered by the Subscriber on March 28, 2008, which shall be applied to the Net Purchase Price (as defined below) of $500,000, such that upon Closing, the Subscriber shall be required to deliver only the remaining balance of $400,000.

(c)           The Restricted Shares shall provide the Subscriber a guaranteed net sales price of $175,000 as further described in Section 8(g) .

2.2           Original Issue Discount. The purchase of the 535,000 shares of Preferred Stock as described herein has been subject to a $35,000 original issue discount (the “Original Issue Discount”) such that the 535,000 shares have been purchased for a total net purchase price of $500,000 (the “Net Purchase Price”).

                      2.3           Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes.

2.4           Additional Shares.  After the Initial Closing (as defined below), the Subscriber or its assigns shall have the sole and exclusive right, but not obligation, to acquire at their sole and absolute discretion and from time to time in whole or in part, up to an additional 400,000 shares of Series A Preferred Stock, on the same terms and conditions as those contained in this Agreement, (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series A Preferred Stock (the “Additional Shares”), provided that (i) such right to acquire Additional Shares is delivered by fax, email or overnight courier or by hand, to the Company or its representatives, prior to one year after the Initial Closing, (ii) the Subscriber execute and deliver a notice to the Company and tender the funds for such Additional Shares (and in the event of the exercise of this right in whole or in part by an assignee of Subscriber, then such assignee shall execute and be bound by this Agreement) and (iii) the Purchase Price for any Additional Shares shall be the adjusted Series A Preferred Stock Original Issuance Price as set forth in the Certificate and shall be reflected at each closing in subsequent series, (i.e. Series A-1, Series A-2, Series A-3) until an aggregate of 935,000 shares of Series A Preferred Stock are sold.  In the event that notice is given by Subscriber or its assigns to the Company to acquire any Additional Shares, then the Company shall sell such shares to Subscriber or it’s Assigns in a subsequent Closing at the adjusted Series A Original Issuance Price.  For avoidance of doubt, any representation, warranty or covenant of the Company hereby to the Preferred Stock shall be deemed to include and encompass the Additional Shares if and when such shares are acquired by Subscriber.

           3.           Closing.  The consummation of the transactions contemplated in Section 2.1 (b) and (c)  (the “Initial Closing”) shall take place upon the satisfaction of all conditions to Closing set forth in this Agreement, at a date and time acceptable to the parties (the date on which the actual Closing takes place shall be referred to as the “Closing Date”).  Thereafter, additional closings (the “Additional Closing” and the date thereof shall be the “Additional Closing Date” and, each closing date and Closing are sometimes referred to herein as a “Closing Date” and Closing, respectively) may take place from time to time at the discretion of the Subscriber or its assigns.

3.1           Closing Deliveries by Company.  At Closing, the Company shall have approved and filed the Certificate with the State of Delaware and delivered original signed copies of those closing documents and instruments required by Section 11 below.

3.2           Closing Deliveries by Guarantors.  At Closing, the Company and the Guarantors shall deliver to Subscriber: original executed copies of the Guaranty and the Confession of Judgment, all, duly authorized, approved, executed and delivered as set forth in Section 11 below.

3.3           Closing Deliveries by Subscriber.   At the Initial Closing, Subscriber shall deliver to the Company the Net Purchase Price in immediately available funds and this originally executed Agreement.

           4.           Subscriber’s Representations and Warranties.  Subscriber hereby represents and warrants to and agrees with the Company that:

                      (a)           Organization and Standing of the Subscriber.  The Subscriber is a limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the Delaware.

                      (b)           Authorization and Power.  The Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action on the part of the Subscriber, and no further consent or authorization of the Subscriber or its board of directors, stockholders, partners, members or managers, as the case may be, is required.

                      (c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not conflict with such Subscriber’s charter documents or bylaws or other organizational documents.  Subscriber is not required to obtain any consent, authorization or order of, or make any filing, notice filing or registration with, any court or governmental agency or creditor in order for it to execute, deliver or perform any of its obligations under this Agreement.

                      (d)           Information on Company. Subscriber has reviewed and relied upon the accuracy of the “SEC Documents” (as defined in Section 5(h) hereof) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the “Subsidiaries” (as defined in Section 4(d) hereof) and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the investment in the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Subscriber or its representatives or counsel shall modify, amend or affect such Subscriber’s right to rely on the truth, accuracy and completeness of the SEC Documents (subject to a re-audit of the Company’s financial statements currently being conducted) and the Company’s representations and warranties contained in this Agreement.

                      (e)           Information on Subscriber.  The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated under the 1933 Act, is experienced in investments and business matters, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase of the Securities.  The information set forth on the signature page hereto regarding the Subscriber is accurate.  The Subscriber is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The Subscriber does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                      (f)           Investment Intent. The Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Subscriber to hold the Securities for any period of time.

           (g)           Legends.  The Subscriber understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR  INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall, within five (5) business days, issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Securities are registered under the 1933 Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act.

                      (h)           Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company and/or its agents.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, spam or “mass” email, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.  Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Subscriber may transfer the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement and Security Agreements.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                      (i)           Enforceability.  This Agreement has been duly authorized and executed by the Subscriber and, when delivered by the Subscriber, will become Subscriber’s valid and binding agreement enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

                      (j)           Group.  Subscriber, together with any other shareholders or affiliates of Subscriber, is not part of a “Group” (as defined in Schedule 13 and Section 13 of the 1934 Act) and is not acting in concert with any person or persons as part of a Group with respect to the acquisition or holding of the Securities or any other securities of the Company, and does not have any agreement or understanding with any other person relating to the sale or voting of securities held by Subscriber or such other persons.  In each case, a Group for the foregoing purposes shall only be deemed to exist if said Group beneficially owns or controls 5% or more (as defined in Rule 13(d) of the 1934 Act) of the voting securities of the Company.

(k)           Funds.  The Subscriber has taken such measures as are required by law to assure that the funds used to pay to the Company the Net Purchase Price are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

5.           Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that:

                      (a)           Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Latest SEC Documents (as defined in Section 5(h)).  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or be reasonably likely to have a Material Adverse Effect.  For purpose of this Agreement, a “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

(b)           Capitalization.  The authorized capital stock of the Company, other than the Conversion Shares (as defined in Section 11 below), consists of 400,000,000 shares of Common Stock, par value $.001 per share, of which 311,023,428 shares are issued and outstanding as of the date hereof, and 15,000,000 shares of “blank check” preferred stock have been authorized. As of the date of this Agreement, the Company’s Board of Directors has the authority to, and has approved of the designation of the “Series A Preferred Stock,” but the Certificate has not been filed with the Delaware Secretary of State designating such stock. As further described in Section 8(d) herein, the Certificate will be filed by the Company with the Delaware Secretary of State designating 935,000 shares of the “blank check” preferred stock as “Series A Preferred Stock” and reserved for issuance to the Subscriber hereby. Except as disclosed in the Latest SEC Documents (as defined in Section 5(h)), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or, the existence of any such rights will be waived prior to Closing.  Except as disclosed in the SEC Documents, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the Securities and Exchange Commission (the “Commission”) or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement (except, to the extent, if any, that such rights are understood prior to Closing). The Company has reserved for issuance all of the Conversion Shares upon conversion of the Preferred Stock, all of which have been duly deposited into escrow in accordance with the Escrow Agreement along with appropriate stock transfer documentation.

                      (c)           Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Preferred Stock, the Warrants, and, upon conversion or exercise thereof, the Conversion Shares and Warrant Shares, respectively, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement  by the Company (or any subsidiary) to which it is a party and the consummation by it or them of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Restricted Shares, the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof (whether in the event of a mandatory redemption of Preferred Stock or otherwise), have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) on or before the Closing Date, this Agreement  will have been duly executed and delivered by the Company, (iv) this Agreement will, when executed and delivered constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

                      (d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, or FINRA, the SEC, or the OTC Bulletin Board market system or the Company’s stockholders, is required for the execution by the Company of this Agreement to which it is a party and compliance and performance by the Company of its covenants and obligations under this Agreement, including, without limitation, the issuance and sale of the Securities.

                      (e)           No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 4 are true and correct (except with respect to Section 4(c)), neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement will: (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Articles of Incorporation of the Company as in effect on the date hereof, including the Certificate (the “Certificate of Incorporation”), the Bylaws of the Company as in effect on the date hereof (the “Bylaws”) or other organizational documents of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have or be reasonably likely to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or (iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

                      (f)           Issuance of the Securities. The Securities upon issuance: (i) are free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; (ii) have been duly and validly authorized and on the date exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable or if registered pursuant to the 1933 Act, and if resold pursuant to an effective registration statement, will be freely tradable without any restriction whatsoever; (iii) will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and  (iv) will not subject the holders thereof to personal liability by reason of being such holders.

                      (g)           Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents to which it is a party. Except as disclosed in the Latest SEC Documents (as defined in Section 5(h)), there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have or be reasonably likely to have a Material Adverse Effect.

                      (h)           SEC Documents:  Financial Statements.  Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the 1934 Act (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents” and any of the foregoing filed prior to the date hereof for periods ending on or after December 31, 2006 or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Latest SEC Documents”).   As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) are the subject of a re-audit by the Company’s current principal auditors.  The Company has not, in the past two years, received any notice from FINRA, the NASD, the OTC Bulletin Board quotation system or the SEC, advising the Company that it is in danger of having its securities listed, or that any late filings of SEC reports by it in the future would endanger the eligibility of its common stock to remain quoted on the OTC Bulletin Board quotation or any other quotations service.

                      (i)           No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                      (j)           Information Concerning Company. The Subscriber has not been provided with any material non-public information concerning the Company, except (i) as the terms and conditions of the transactions contemplated hereby may constitute such information, or (ii) pursuant to non-disclosure agreements or documents of similar purpose.  The Company understands and confirms that the Subscriber will rely on the representations and covenants herein effecting transactions in securities of the Company. All disclosure provided to the Subscriber regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects as of the date thereof and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein, (subject to a re-audit as disclosed in certain SEC Documents) and disclosed in the Latest SEC Documents which are subject to audit.

                      (k)           Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                      (l)           Defaults. The Company is not in violation of its Certificate of Incorporation or Bylaws.  The Company is (i) not in default under or in violation of any agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have or be reasonably likely to have a Material Adverse Effect or which default has not been waived for purposes of allowing the issuance of the Preferred Stock and entry into this Agreement, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have or be reasonably likely to have a Material Adverse Effect.

                      (m)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings.

                      (n)           No General Solicitation; Private Placement.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities. Assuming the accuracy of the Subscriber’ representations and warranties set forth in Sections 4, no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscriber under this Agreement.

                      (o)           Listing.  The Company has not received any oral or written notice that its Common Stock is not eligible or will become ineligible for quotation on the OTC Bulletin Board, and there have been no FINRA or similar hearings relating to the listing or quotation of the Company’s securities on such market or any other market in the past two years,  or that its Common Stock does not meet all requirements for the continuation of such quotation, and the Company satisfies all the requirements for the continued listing of its Common Stock on the OTC Bulletin Board.

                      (p)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed as of the respective dates as of which the information is given in the SEC Documents, other than those incurred in the ordinary course of the Company’s businesses since December 31, 2007 and which, individually or in the aggregate, would not reasonably be expected to have or be reasonably likely to have a Material Adverse Effect.

                      (q)           No Undisclosed Events or Circumstances.  Since December 31, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                      (r)           Acknowledgment Regarding Subscriber’ Purchase of the Securities.  The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Subscriber or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Subscriber’s purchase of the Securities.  The Company further represents to the Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(s)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants (other than those specified designates with the independent auditors or the Company’s financial statements which have already been disclosed in the SEC Reports), and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(t)           Title to Assets.  The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the actual value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

                      (u)           Patents and Trademarks. The Company and its subsidiaries have, or have rights to use, in accordance with applicable U.S. or foreign laws where it transacts business, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Latest SEC Documents and which the failure to so have could, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person.  To the knowledge of the Company, there  is no existing infringement by another person of any of the Intellectual Property Rights.

                      (v)           Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company will not incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                      (w)           Compliance with Law.  The Company and its subsidiaries are conducting business in all material respects in compliance with all applicable laws and orders.  The Company and the Subsidiaries hold all permits of all governmental authorities that by the nature of the operations of the business conducted by it or the ownership of the assets owned by it are permits required to conduct the operation and ownership thereof in the manner currently conducted or to use such assets in the manner currently utilized in the business, except for such permits, if any, as to which the failure to hold are not reasonably likely to have a Material Adverse Effect.

                      (x)           Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.  The Company and its Subsidiaries have not been notified by any governmental authority that any such environmental permits will be modified, suspended or revoked or cannot be renewed in the ordinary course of business consistent with past practice.  There are no present or past environmental conditions at any property owned, leased or used by the Company or any Subsidiary.  There is no pending or, to the best knowledge of the Company, threatened environmental claim against the Company or any Subsidiary relating to their business or the properties owned, leased or used thereby, or against any entity relating to the business of the Company or such properties, for which the Company or any Subsidiary may have any liability.  There are no hazardous materials or other conditions at, under or emanating from, and there has been no release at, on or adjoining, any real property currently or formerly owned, operated or leased by the Company or any Subsidiary or their respective predecessors in interest that would reasonably be expected to give rise to an environmental claim against or liability of any of the foregoing under any Environmental Law.  Neither the Company nor any Subsidiary has assumed, contractually or by operation of applicable law, any liabilities of any third party under any Environmental Law.

                      (y)           Tax Status.  Except as set forth in the SEC Documents, the Company and each of its Subsidiaries has made and filed through December 31, 2007 (and has valid extensions for all applicable periods thereafter) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other  governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, in each case, except where the failure to make such filing or payment or set aside such amount would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

                      (z)           Certain Transactions.  Except as set forth in the Latest SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Latest SEC Documents, none of the officers, directors, or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director trustee or partner.

6.           Exempt Offering. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Warrant Shares issuable upon the due exercise of the Warrants.

7.           Broker/Legal Fees.  The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.

8.           Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

           (a)           Listing.  The Company will maintain the listing of its Common Stock on the OTC Bulletin board or any other national exchange or listing system, whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.

           (b)           Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

           (c)           Reservation.  Prior to the Closing Date, the Company undertakes to reserve from its authorized but unissued shares of Common Stock, a number of such shares equal to (i) 100% of the number of Warrant Shares as are issuable upon exercise of the Warrants and (ii) 100% of the maximum number of Conversion Shares as may be issued upon conversion in the event of a mandatory conversion. Failure to have sufficient shares reserved pursuant to this Section 8(d) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company’s obligations under this Agreement and the Preferred Stock.

(d)           Certificate of Designation.   Within five (5) days following the execution of this Agreement, the Company shall file with the Delaware Secretary of State the Certificate designating the 935,000 shares of the “blank check” preferred stock as “Series A Preferred Stock” and shall reserve such shares for issuance to the Subscriber pursuant to the terms of this Agreement. Within four (4) days of filing the Certificate with the Delaware Secretary of State, the Company shall disclose the designation of the Preferred Stock to the public through the filing of a Form 8-K Current Report to be filed with the Commission.

           (e)           Books and Records.  From the date of this Agreement and until the later of (i) two (2) years after the Closing Date, or (ii) until all the Preferred Stock have been converted and Conversion Shares resold or transferred by the Subscriber or are eligible for resale pursuant Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(f)           Legacy Agreement Preferred Shares.   In connection with the Original Purchase Agreement, the Subscriber was issued Certificate Number 0100 representing 100,000 shares of Series A Preferred Shares (the “Original Preferred Certificate”). The Subscriber shall return the Original Preferred Certificate to the Company’s transfer agent and the Company shall instruct its transfer agent to cancel the Original Preferred Certificate and issue and deliver to the Purchaser a newly issued certificate representing the Preferred Stock.

(g)           Restricted Shares Guaranteed Return. As an inducement to enter into this Agreement, the Company has guaranteed the Subscriber shall receive a net sales price, minus sales commissions and fees, of $175,000 from the eventual sale of the Restricted Shares (the “Restricted Shares Guaranteed Return”). Such Restricted Shares, absent an effective registration of such shares under the 1933 Act, or the availability of an exemption thereto, may not be available for resale by the Subscriber for an indefinite period of time. Upon the eventual opportunity of a public sale of the Restricted Shares, in the event the sales proceeds, minus sales commissions and fees, from the final sale of the Restricted Shares does not equal or exceed the Restricted Shares Guaranteed Return (the difference between the final sales proceeds and the Restricted Shares Guaranteed Return being the “Restricted Shares Loss”), the Company hereby agrees and covenants to provide the Subscriber, at the Subscribers sole option, either (i) a cash payment equal to Restricted Shares Loss, (ii) additional shares of Common Stock held in escrow pursuant to the Escrow Agreement equal to Restricted Shares Loss, or (iii) newly issued shares of the Company’s Common Stock equal to Restricted Shares Loss.

           (h)           Reasonable Best Efforts.  Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 10 and 11 of this Agreement.

9.           Covenants of the Company Regarding Indemnification.  The Company agrees to indemnify, hold harmless, reimburse and defend the subscriber, the subscriber’s officers, directors, agents, Affiliates, control persons, and principal stockholders or, equity holders, against any actual: claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty made by the Company in this Agreement or in any Exhibits or Schedules attached hereto or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder.

10.           Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Preferred Stock, Additional Shares, if any are requested to be purchased, and the Warrants and the Restricted Shares to the Subscriber are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s benefit and may be waived by the Company at any time in its sole discretion:

           (a)           The Subscriber shall have executed this Agreement and any of the other transaction documents to which it is a party, and delivered it to the Company, or, in the case of additional shares, a notice demanding such Subscriber’s right to acquire Additional Shares stating the amount of Additional Shares being subscribed for and the closing date therefore.

           (b)           The Subscriber shall have delivered to the Company the $400,000 (pursuant to Section 2.1(b)) by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

           (c)           The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber on or before the Closing Date.

           11.           Conditions to the Subscriber’ Obligation to Purchase.  The obligation of the Subscriber hereunder to subscribe for the Preferred Stock, the Warrants and the Restricted Shares to be sold on or before the Closing Date, of each of the following conditions, any which may be waived at Subscriber’s sole and absolute discretion:

(a)           The Certificate shall have been duly authorized and approved and filed with the State of Delaware, and in full force and effect, and the Company shall file a Form 8-K Current Report with the Commission within four (4) days following the filing of the Certificate;

(b)           Certificates representing the Preferred Stock and Restricted Stock shall be executed and delivered to each Subscriber,

(c)           The Company shall have approved, authorized executed and delivered the Escrow Agreement to the agent for the Subscriber set forth therein (the “Agent”) along with the 50,000,000 shares of Common Stock for issuance upon conversion of the Preferred Stock, based on the adjusted Conversion Price (as defined in the Certificate)  and shall have reserved such shares plus any other shares that may be issuable upon conversion of the Preferred Stock for issuance thereon (the “Conversion Shares”),

(i)           Series A-1 Warrants to purchase 2,000,000 shares of Common Stock,

(ii)           Series A-2 Warrants to purchase 3,000,000 shares of Common Stock

(iii)           A Registration Rights Agreement with respect to all of the Conversion Shares, Restricted Shares and Warrant Shares,

all duly authorized, approved, executed and delivered by the Company, and a as well as a legal opinion from counsel to the Company, as reasonably approved by the Subscriber, which shall contain customary opinions relating to enforceability, validity, due authority, no conflicts of laws of all agreements and securities issued as well as the valid and fully paid issuance of Preferred Stock and all other securities contemplated hereby (the “Opinion”).

           (d)           The Common Stock shall be authorized for quotation on the OTC Bulletin Board and trading in the Common Stock shall not have been suspended for any reason.

           (e)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for  representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date.  If requested by the Subscriber, the Subscriber shall have received a certificate, executed by the President and the Treasurer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscriber.

           (f)           The Guarantors shall have duly executed and delivered both the Guaranty and Confession of Judgment.

           (g)           The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting exercise of the Warrants, that number of shares of Common Stock as shall be equal to 100% of the number of shares of Common Stock required to effect the exercise of all the Warrants to be outstanding immediately following the Closing Date.

(h)           The Subscriber shall have received the Opinion.

           (i)           The Subscriber shall have completed a due diligence review of the Company to their sole satisfaction.

At any Subsequent Closing for Additional Shares, each of the Additional Shares and Investor Warrants as well as a new Opinion, shall be delivered and the foregoing agreements shall be amended and restated as necessary and delivered to Subscriber reflecting the Additional Shares and additional Investor Warrants (provided that no additional Escrow Shares need be deposited).

12.           Miscellaneous.

           (a)           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, confirmed email (with a hard copy by mail or fax) or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(i) if to the Company, to:

Earth Biofuels, Inc.
3001 Knox Street, Suite 303
Dallas, Texas 75205
Fax: 214-520-0507

(ii) if to the Subscriber, to

Black Forest International, LLC
c/o BCGU, LLC
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
Fax: 760-804-8845

with a copy by telecopier only to:

Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, NY 10036,
Fax: (212) 751-0928,

           (b)           Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

           (c)           Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Subscriber (or transferees of Securities) holding a majority in interest of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

           (d)           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

           (e)           Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of lawsprinciples that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought in the state courts of California or in the federal courts located in the Southern District of the state of California. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

           (f)           Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(e) hereof, each of the Company, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in California of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

           (g)           Business/Calendar Days. Unless otherwise indicated, references to days in this Agreement will refer to business days.

           (h)           Termination.                                In the event that the Closing shall not have occurred with respect to the on or before ten (10) business days from the date hereof due to the Company’s or the Subscriber’s failure to satisfy the conditions set forth in Sections 10 and 11 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

SIGNATURE PAGE FOLLOWS

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

 SIGNATURE PAGE

IN WITNESS WHEREOF, the Company and the Subscriber have executed this Agreement as of the date first set forth above.

EARTH BIOFUELS, INC (Company)	BLACK FOREST INTERNATIONAL, LLC (Subscriber)
__/s/_Dennis G. McLaughlin III__________	___________________________________
By: Dennis G. McLaughlin, III	By: BCGU, LLC
Its: Chief Executive Officer	Its: Administrative Manager
By: Business Consulting Group Unlimited, Inc.
Its: Administrative Manager
By: James B. Panther, II
Its: Managing Director

LIST OF EXHIBITS

Exhibits

Exhibit A                                Original Purchase Agreement
Exhibit B                      Original Warrant
Exhibit C                      Original Guaranty
Exhibit D                      Original Escrow Agreement
Exhibit E                      Original Confession of Judgment
Exhibit F                      Certificate of Designation
Exhibit G                      Restricted Shares
Exhibit H                                Series A-1 Warrants
Exhibit I                      Series A-2 Warrants
Exhibit J                      Registration Rights Agreement
Exhibit K                      Escrow Agreement
Exhibit L                      Guaranty
Exhibit M                      Confession of Judgment